                                                                   EXHIBIT 10.12

                           Asset Purchase Agreement

         Internet Ventures, Inc., a California corporation ("Ventures") agrees to purchase certain assets of from Ronald E. Miller, d.b.a. Tomato Web Online ("TWO"), referred to herein as (the "Seller") according to the terms and conditions set forth below as of this date September 15, 1999.

                                   Recitals

WHEREAS, Seller, through TWO, provides Internet access to residential and commercial customers, but Seller wishes to discontinue this business to pursue other business interests; and

WHEREAS, Seller wishes to sell the equipment, and other assets used by TWO to provide Internet access and also sell the goodwill associated with TWO; and

WHEREAS, Ventures wishes to buy the equipment and goodwill to help increase its market share.

NOW THEREFORE, in consideration of the premises and mutual dependent promises hereinafter set forth, the parties hereto agree as follows:

1.   Sale of Assets. Seller will sell Ventures the assets listed in Schedule 1
     --------------
(attached hereto and incorporated herein) (the "Assets") and Seller will transfer, convey, assign and deliver all of the Seller's right, title and interest in the Assets to Ventures on the Closing Date.

2.   Sale of Goodwill. Seller will sell the goodwill in TWO (the "Goodwill") to
     ----------------
Ventures and Seller will assert his best efforts to transfer the Goodwill to Ventures. In that regard,

     a. Seller shall recommend to its customers, as listed in Schedule 2.a (attached hereto and incorporated herein), that they become customers of Ventures.

     b. Seller shall cooperate with Ventures and the customers listed in
Schedule 2.a to facilitate an orderly transition of the customer accounts from TWO to Ventures.

3. Assumption of Liabilities. Ventures agrees to assume only the liability for
   -------------------------
prepaid customer accounts. Ventures agrees to assume up to Twenty Five Thousand dollars ($25,000.00) in equipment leases which are listed in attached Schedule
3. Ventures, or one of its subsidiary companies, agrees to assume month-to-month vendor agreement with Electric Lightwave, Inc., until such time as other arrangements are made. Except as set forth herein, Ventures shall not assume any other liabilities of the Seller.

4. Consideration. As total consideration for the sale, transfer, conveyance,
   -------------
assignment, and delivery to Ventures of the Assets, the Goodwill and the agreement of the Seller not to compete with Ventures, or any of its subsidiaries, as set forth in the Non-Compete Agreement (attached hereto and incorporated herein as Schedule 4), Ventures shall issue payment, at Closing, to Seller in the following manner;

                    (a) a cash payment in the amount of One Hundred and Ninety-
                        Three Thousand dollars ($193,000.00), which shall be paid to the Seller as indicated on Schedule 4.a (attached hereto and incorporated herein); and

                    (b) a cash payment to BIZ-NET Brokers, Inc. on behalf of Seller in the amount of Thirty One Thousand Five Hundred Dollars ($31,500.00) for payment of broker commissions, as detailed in Schedule 4.b (attached hereto and incorporated herein); and

                    (c) The parties have agreed to set aside, into an escrow account, the cash sum of Twenty Five Thousand dollars ($25,000.00). Such escrowed amount shall be released by Buyer, and paid to Seller upon the six (6) month anniversary from the Closing Date of this Agreement (the "Anniversary"). See Escrow Agreement attached hereto and incorporated herein as Schedule 4.c.

                    (d) Assumption of three (3) equipment leases to total no more than Twenty Five Thousand dollars ($25,000.00) as referenced in Paragraph 3 above.

                    (e) A promissory note in the amount of fifty thousand ($50,000) dollars attached hereto and incorporated herein as Schedule 4.e (the "Note").

                    (f) A check in the amount of Five Hundred dollars ($500.00) made payable to Brandon Miller pursuant to his Non-Compete agreement.

5.     Closing.
       -------

     a. The Closing shall take place at 10:00 a.m. at the offices of TWO on the date that the parties mutually agree, but not later than September 15, 1999 (the "Closing Date").

     b. On the Closing Date, the Seller shall deliver to Ventures the bill of sale (attached hereto and incorporated herein as Schedule 5.b), endorsements, assignments and other good and sufficient instruments of transfer, conveyance and assignment as shall be necessary to evidence transfer of the Assets by the Seller to Ventures.

     c. On the Closing Date, Ventures shall deliver to the Seller the Note and wire transferred funds, as indicated on Schedule 4.a, to Seller as well as the wire transferred funds to Seller's broker. Finally, Buyer shall fund the Escrow Account.

6.   Seller' Warranties. The Seller represents and warrants to Ventures as
     ------------------
follows:

     a. Organization and Good Standing. TWO is duly organized, validly existing, and in good standing under the laws of the state of California and Seller has the legal power to own the Assets and that Seller will remain so on the Closing Date.

     b. Authority of the Seller. The Seller has taken all necessary action to authorize the Seller to execute this Agreement, to deliver the instruments required hereunder and to perform all of their other obligations hereunder.

     c. Title. The Seller individually has good and marketable title to the Assets free and clear of all liens, charges and encumbrances, with the exception of those equipment leases assumed by Ventures which are listed in attached
Schedule 3.

     d. Consent of Creditors. The Seller shall receive consent to perform the obligations under this Agreement from their banks and other creditors.

     e. Accounts Receivable. The Seller's list of customers, and their respective ninety (90) day account history, set forth in Schedule B constitutes a comprehensive list.

     f. Litigation. There is no litigation, proceeding or governmental investigation pending or, to the best of the Seller's knowledge, threatened against or relating to the Assets. Further, the Seller is not a party to or subject to the provisions of any decree or judgment or order of any court having jurisdiction or any governmental agency affecting in any material respect any of the Assets.

     g. Brokers. Except as set forth on Schedule 6.g (attached hereto and incorporated herein), all negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by the Seller and its counsel with Ventures and its counsel without the intervention of any person on behalf of the Seller and its counsel in such manner as to give rise to any valid claims against any of the parties hereto for a brokerage commission, finder's fee or other like payment.

     h. Copies Complete. The Seller has made available to Ventures copies of all documents relating to ownership of the Assets and the Seller's customers. Such copies are true and correct copies of the originals thereof. Further, all schedules hereto are complete and accurate in all material respects.

7.   Access Prior to Closing Date. The Seller shall give Ventures, its
     ----------------------------
employees, counsel, accountants, and other representatives reasonable access throughout the period prior to the Closing Date, during normal business hours, to the Seller's books, contracts, commitments and records of the Seller as they relate to the Assets and the Seller's customers. Further, the Seller shall furnish to Ventures during such period all such information concerning the Assets and the Seller's customers as Ventures shall reasonably request.

8.   Conduct of Business Pending the Closing. Between the signing of this
     ---------------------------------------
Agreement and the Closing Date, the Seller covenant that:

    a. The Seller shall not sell or lease any of the Assets or incur any liens on any of the Assets.

    b.   The Seller will make reasonable efforts to maintain their customers.

9.   Bulk Sales Law. The Seller shall indemnify Ventures from any liability or
     --------------
claim arising out of noncompliance with the provisions of any applicable bulk sales law in connection with the transactions contemplated in this Agreement, which indemnity shall survive the Closing.

10.  Conditions Precedent to Ventures' Obligations. Prior to or at the Closing,
     ---------------------------------------------
all obligations of Ventures under this Agreement are subject to fulfillment of the following conditions:

    a. Accuracy of Representations. The representations and warranties of the Seller shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date. The Seller shall deliver to Ventures on the Closing Date a certificate, dated the Closing Date, stating that such warranties and representations are true or stating to the extent that they are not; and

    i. That TWO is validly existing in good standing under the laws of the state of California and Seller has legal power and authority to carry on its business in the places and in the manner as now conducted; and

    ii. This Agreement has been duly authorized, executed, and delivered by the and constitutes the valid and binding agreement of the Seller enforceable in accordance with its terms; and

    iii. The execution of this Agreement and the performance of the obligations hereunder will not violate or result in a breach or constitute a default under any lease, instrument, license, permit, or any other agreement known to which the Seller is a party or by which the Seller is bound; and

    iv. There are no claims, actions, suits, or proceedings pending or threatened against the Seller that might affect the Assets at law or in equity, in any court or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency, or instrumentality wherever located; and

    v. The Seller has received authorization from all of their creditors to transfer the Assets to Ventures.

    vi. Litigation Affecting Closing. No suit, action, investigation, or other proceeding shall be pending or threatened before any court or governmental agency in which it is sought to restrain or to prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

    vi. No Material Adverse Change. Since the date of this Agreement the Seller shall not have suffered any material loss or damage to any of the Assets, whether or not covered by insurance.

    vii. Satisfaction with Schedules. Ventures shall have the opportunity to review and evaluate the accuracy and completeness and content of the Schedules to this Agreement, and be satisfied with said schedules.

11.  Survival of Representations. The representations, warranties, covenants and
     ---------------------------
agreements of the parties contained herein or in writing delivered pursuant to the provisions hereof shall survive the consummation of the transactions contemplated hereby.

12.  Waiver. Each party may, at its option, waive in writing any and all of the
     ------
conditions to which its obligations hereunder are subject.

13.  Notices. All notices or other communications regarding this Agreement shall
     -------
be in writing and shall be deemed to have been duly given if delivered by hand, sent by registered mail return receipt requested or sent via telecopier with a copy sent by first class mail, as follows

    If to Ventures to:

              Donald A. Janke
              Internet Ventures, Inc.
              1611 Catalina Avenue, Suite 320
              Redondo Beach, CA 90277
              Telecopier 310-543-4937

    If to the Seller to:

              Ronald E. Miller

                807 Tahoe Blvd.
                Incline Village, NV 89451
                Telephone 775-831-9577

Either party listed above shall be entitled to specify a different address by giving written notice as stated above to the other party.

14.  Amendments. This Agreement may be amended or modified only by written
     ----------
instrument executed and delivered by each of the parties hereto.

15.  Expenses. Each party to this Agreement shall pay its own expenses in
     --------
connection with preparation, execution and delivery of this Agreement and the transactions contemplated hereby, including, without limitation, any and all legal and accounting fees and expenses and any income tax liability.

16.  Arbitration. All claims and disputes and other matters in question between
     -----------
the parties hereto, arising out of or relating to this Agreement shall be resolved exclusively through binding arbitration conducted under the Commercial Arbitration Rules of the American Arbitration Association then in force and effect. The seat of such arbitration shall be Los Angeles, California. This agreement to arbitrate shall be enforceable under the prevailing law. The award rendered by the arbitrator(s) shall be final and binding, and judgment may be entered in any court having jurisdiction thereof.

         Notice of the demand for arbitration shall be given by the aggrieved party to the other party to this Agreement and a copy thereof shall be filed with the American Arbitration Association. The demand for arbitration shall be made within thirty (30) days after the claim, dispute or other matter has arisen.

         In the event a dispute is submitted to arbitration, the arbitrator(s) shall award costs and reasonable attorney's fees to the prevailing party.

17.  Governing Law. This Agreement shall be construed and governed in accordance
     -------------
with the laws of the State of California without giving effect to California's choice of law rules.

18.  Severability. It is the mutual intention of the Seller and Ventures to
     ------------
enter into a complete agreement in compliance with California law, should any provision of this agreement not be in compliance with California law, such inconsistent provision shall be deemed superseded by such law or rule, and the agreement shall otherwise be fully enforceable and in effect.

19.  No Third Party Rights. Nothing in this Agreement, whether expressed or
     ---------------------
implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligations or liability of any third party to any party to this Agreement, nor shall any provision give any third party any right of subrogation or action over or against any party to this Agreement.

20.  Entire Agreement. This Agreement and the Schedules and annexes hereto
     ----------------
constitute the entire agreement of the parties and supersede all prior understandings between the parties, whether oral or written, with respect to the subject matter hereof.

21.  Consulting Agreement. Buyer shall enter into a Consulting Agreement,
     --------------------
attached hereto and incorporated herein as Schedule 21, at Closing with Brandon Miller in order to utilize his services for a period of ninety (90) days after Closing.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                         [signatures on the next page]

Internet Ventures, Inc.

By:      /s/ Donald A. Janke
         ------------------------------------------------
         Donald A. Janke

Title:   President
         ------------------------------------------------

Seller:

By:      /s/ Ronald E. Miller
         ------------------------------------------------
         Ronald E. Miller - Both Personally and on Behalf
                             of Tomato Web Online

                                  Schedule 1
                                    Assets
               Part               Own                           Value

Server 64MB RAM, 200MHZ            X                            $2,200.00
4 2GB Segate Hawk Drives
------------------------
Large Case, Monitor

Server 128MB RAM, 200MHZ           X                            $2,200.00
------------------------           -                            ---------
4 2GB Segate Hawk Drives

Large Case

Testing Server 128MB RAM           X                            $800.00
------------------------           -                            -------

133MHZ, 2.1 GB IDE Drive

Medium Tower

Desktop Machine, 64MB RAM          X                            $500.00
-------------------------          -                            -------
233MHZ, Monitor, Modem

Desktop Machine, 32MB RAM          X                            $300.00
-------------------------          -                            -------
100MHZ, Monitor, Modem

HP Laser Jet 5P                    X                            $300.00
---------------                    -                            -------
Macintosh Performa 6112            X                            $300.00
-----------------------            -                            -------
Style Writer II Printer, Monitor

2 Desks 7 Chairs                   X                            $400.00
----------------                   -                            -------
NT 4.0 Server Edition              X                            $600.00
---------------------              -                            -------
NT 4.0 Server Edition              X                            $600.00
---------------------              -                            -------
Xyplex Network 3000 Router         X                            $1,200.00
with Memory Upgrade
-------------------
APS Battery Backup                 X                            $150.00
------------------                 -                            -------
3Com Office 15 Port Hub            X                            $250.00
-----------------------            -                            -------
3Com Office 8 Port Hub             X                            $100.00
----------------------             -                            -------
Rack for 3Com Chassis              X                            $200.00
---------------------              -                            -------
Mini Bookcase                      X                            $40.00
-------------                      -                            ------
Large Bookcase                     X                            $60.00
--------------                     -                            ------
Large Steel Rack                   X                            $150.00
----------------                   -                            -------
Cray CSU / DSU                     X                            $300.00
--------------                     -                            -------
GE 2 Line Phone                    X                            $75.00
---------------                    -                            ------
File Cabinet                       X                            $75.00
------------                       -                            ------

As of 8/27/99                                                   $10,800.00

                                 Schedule 2.a
                                 Customer List

                                  Schedule 3
                  Leased Equipment List for Tomato Web Online


Part                                  Lease    Term         Rem.      Mo. Payment    Payoff         Value
3Com Total Control Chassis            X     $36,661.00      9         $748.61        $6,073.65      $10,000.00
3Com Total Control Chassis            X     $36,996.00      20        $466.26        $8,858.94      $15,000.00
3Com Total Control Chassis            X     $37,087.00      23        $458.26        $10,081.72     $15,000.00


As of 8/27/99                                                         $1,673.13      $25,014.31     $40,000.00

                                  Schedule 4
                      Non-Competition and Confidentiality

Brandon Miller, for good and valuable consideration in the amount of Five Hundred dollars ($500.00), makes this Confidentiality and Non-Competition Agreement ("Agreement") with Internet Ventures, Inc., a California Corporation, ("Ventures"), in consideration for Ventures agreeing to purchase his assets of Tomato Web Online ("TWO"). The effective date of this Agreement will begin on the date this Agreement is signed by Brandon Miller and will continue for a period of one (1) year.

1.     Confidentiality: Brandon Miller agrees not disclose to anyone outside of
       ---------------
       Ventures or TWO any "Confidential Information". Confidential Information is any information or material that relates to the past, present, or future research, development, operating or business activities of either Ventures or TWO that has not been made generally available to the public. Brandon Miller acknowledges that a breach of this Agreement will give rise to damages that are not readily compensable at law and, accordingly, Brandon Miller agrees that Ventures and TWO shall be entitled to equitable relief to enforce the provisions hereof, without limitation to any other rights or remedies Ventures and TWO may have.

2.     Non-competition: Brandon Miller agrees not to directly or indirectly, in
       ---------------
       any form or manner, participate in Internet access activities which are competitive with Ventures and its divisions, subsidiaries and affiliated companies or have a monetary interest in or invest capital in any operation that has an annual revenue of less than five hundred million dollars ($500,000,000.00) and which provides Internet access within a seventy five mile radius of any city in which Ventures owns and/or operates a business as of the closing date.

3.  Existing Business: Ventures is aware that TWO and Brandon Miller owns and
    -----------------
       manages a web based email company known as FlashMail.com.. Ventures agrees that the ownership and management of FlashMail.com by TWO and Brandon Miller is not a violation of this covenant provided that FlashMail.com does not directly or indirectly, in any form or manner, participate in Internet access activities which are competitive with Ventures and its divisions, subsidiaries and affiliated companies as described in paragraph 2 above.


Dated: September 15, 1999
       ------------------

By:
       Brandon Miller

                                  Schedule 4
                      Non-Competition and Confidentiality

Ronald E. Miller makes this Confidentiality and Non-Competition Agreement ("Agreement") with Internet Ventures, Inc., a California Corporation, ("Ventures"), in consideration for Ventures agreeing to purchase his assets of Tomato Web Online ("TWO"). The effective date of this Agreement will begin on the date this Agreement is signed by Ronald E. Miller and will continue for a period of one (1) year.

1.      Confidentiality: Ronald E. Miller agrees not disclose to anyone outside
        ---------------
        of Ventures or TWO any "Confidential Information". Confidential Information is any information or material that relates to the past, present, or future research, development, operating or business activities of either Ventures or TWO that has not been made generally available to the public. Ronald E. Miller acknowledges that a breach of this Agreement will give rise to damages that are not readily compensable at law and, accordingly, Ronald E. Miller agrees that Ventures and TWO shall be entitled to equitable relief to enforce the provisions hereof, without limitation to any other rights or remedies Ventures and TWO may have.

2.      Non-competition: Ronald E. Miller agrees not to directly or indirectly,
        ---------------
        in any form or manner, participate in Internet access activities which are competitive with Ventures and its divisions, subsidiaries and affiliated companies or have a monetary interest in or invest capital in any operation that has an annual revenue of less than five hundred million dollars ($500,000,000.00) and which provides Internet access within a seventy five mile radius of any city in which Ventures owns and/or operates a business as of the closing date.


3.      Existing Business: Ventures is aware that TWO and Ronald E. Miller owns
        -----------------
        and manages a web based email company known as FlashMail.com.. Ventures agrees that the ownership and management of FlashMail.com by TWO and Ronald E. Miller is not a violation of this covenant provided that FlashMail.com does not directly or indirectly, in any form or manner, participate in Internet access activities which are competitive with Ventures and its divisions, subsidiaries and affiliated companies as described in paragraph 2 above.



Dated:  September 15, 1999
        ------------------

By:
        Ronald E. Miller

                                 Schedule 4.a
                              Payment Allocation

Name of Seller             Equity Percentage                Payment Allocation
                                                                    To
                                                                   Seller


Ronald Miller              100%                             $193,000 cash and a
-------------              ----                             -------------------

                                                            $50,000 Note
                                                            ------------

                                                            -
Brandon Miller
--------------

     $500

                                 Schedule 4.b


Wire Transfer Instructions for Ronald E. Miller:

         Amount:                    $193,000.00
         Bank Name:                 U. S. Bank
         Route to bank account:     153700233791

         ABA Routing No:            12120164
         Account Name:              Ronald E. Miller
         Social Security No:        ###-##-####


Wire Transfer Instructions for BIZ-NET Brokers, Inc.:

         Amount:                    $31,500.00
         Route to:                  Norwest Bank of Minnesota
         Routing Number:            091000019
         Beneficiary Bank:          Norwest Bank Arizona
         Account Name:              BIZ-NET Brokers, Inc.
         Account Number:            7072501017

                                 Schedule 4.c
                               ESCROW AGREEMENT
                               ----------------

         THIS ESCROW AGREEMENT, made as of this 15th day of September, 1999 (the
                                                ----
"Agreement"), by and among Internet Ventures, Inc., a California corporation ("Buyer"), and Ronald E. Miller d.b.a. Tomato Web Online, ("Seller"), and _________________________, a banking association ("Escrow Agent").

                                  WITNESSETH:

         WHEREAS, Seller and Buyer have executed an Asset Purchase Agreement dated as of September 15, 1999 by and among Seller and Buyer (the "Purchase Agreement") in which Seller agreed to sell to Buyer certain assets; and

         WHEREAS, Section 4(d) of the Purchase Agreement requires Buyer to deliver to Escrow Agent certain monies as and for the purposes more fully described in said Section in the amount of Twenty Five Thousand Dollars ($25,000.00) (the "Escrow Deposit"); and

         NOW, THEREFORE, in consideration of the premises and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

         1.   Appointment. Escrow Agent agrees to act as Escrow Agent as set
              -----------
              forth herein, and as such to receive, administer and dispose of Twenty Five Thousand Dollars ($25,000.00) deposited, within one
              (1) business day of the execution of this Agreement, by Buyer with Escrow Agent as set forth herein. All interest and other proceeds earned on the Escrow Deposit, as well as interest and proceeds earned thereon, are hereinafter referred to as the "Interest." The Escrow Deposit and the Interest are hereinafter collectively referred to as the "Escrow Amount."

         2.   Investment. Escrow Agent shall invest the Escrow Deposit in an
              ----------
              interest-bearing account for which no bank charges are assessed and for which there is no penalty for immediate withdrawal.

         3.   Release of Escrow Amount. Escrow Agent shall hold the Escrow
              ------------------------
              Amount until it delivers the Escrow Amount as follows:

              (a) If the Escrow Agent receives a written notice from Buyer stating that the Anniversary, as defined by the Purchase Agreement, is about to take place and such notice provides the date of Anniversary, Escrow Agent shall deliver on the date of the Anniversary the Escrow Deposit, by certified or bank cashier's check or by electronic transfer of funds, to the Seller, and Escrow Agent shall deliver on the date of the Anniversary the Interest, by certified or bank cashier's check or by electronic transfer of funds, to the Buyer.

              (b) If Escrow Agent receives a written notice other than as specified in (a) above from Seller or Buyer ("Noticing Party") stating that Noticing Party or some other entity designated by Noticing Party is entitled to the Escrow Amount, Escrow Agent shall deliver a copy thereof to the party who is not the Noticing Party ("Other Party") and, unless Escrow Agent has received a written notice of objection from Other Party within ten (10) business days after such delivery, Escrow Agent shall deliver the Escrow Amount as instructed by the Noticing Party. If Escrow Agent so receives a written notice of objection from Other Party, a controversy shall be deemed to have occurred for purposes of Section 4(b) hereof.

              (c) Escrow Agent shall, in addition, disburse the Escrow Amount in accordance with any joint written instructions received by Escrow Agent from the Seller and Buyer, which joint instructions shall be deemed to superseded the above provisions of this Section 3.

         4.   Rights, Duties and Immunities.
              -----------------------------

         (a) Acceptance by Escrow Agent of its duties under this Agreement is subject to the following terms and conditions, which all parties to this Agreement hereby agree shall govern and control the rights, duties and immunities of Escrow Agent:

              (i) Escrow Agent undertakes to perform such duties and only such duties as are expressly set forth herein, and no implied agreements or obligations shall be read into this Escrow Agreement against Escrow Agent;

              (ii) Escrow Agent shall not be responsible in any manner whatsoever for any failure or inability of Buyer, or of anyone else, to deliver moneys to Escrow Agent or otherwise to honor any of the provisions of this Agreement, the Asset Purchase Agreement or any other agreement;

              (iii) Seller and Buyer jointly shall, within ten (10) days following demand, reimburse and indemnify Escrow Agent for, and hold it harmless from and against, any loss, liability or expense, including but not limited to reasonable counsel fees, arising out of or in connection with its acceptance of, or the performance of its duties and obligations under, this Agreement, except for losses, liabilities and expenses caused by the bad faith, willful misconduct or gross negligence of Escrow Agent. Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any amount held by it hereunder in good faith in accordance with the terms hereof, including, without limitation, any liability for any delays not resulting from its gross negligence or willful misconduct or any loss of interest incident to any such delays;

              (iv) Escrow Agent shall be fully protected in acting on and relying upon any written notice, direction, request, waiver, consent, receipt or other paper or document which Escrow Agent in good faith believes to have been signed or presented by the proper party or parties;

              (v) Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, except its own bad faith, willful misconduct or gross negligence;

              (vi) Escrow Agent shall be entitled to the sum of Two Hundred Dollars ($200.00) paid in equal one-half portions by Seller and Buyer in compensation for acting as escrow agent hereunder;

              (vii) Escrow Agent makes no representation as to the validity, value, genuineness, or collectibility of any security, document or instrument held by or delivered to it; and

              (viii) no provisions of this Escrow Agreement shall require Escrow Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it

         (b) Subject to the provisions of Section 4(a) hereof, if a controversy arises between Seller and Buyer as to whether or not or to whom Escrow Agent shall deliver the Escrow Amount or as to any other matter arising out of or relating to the Escrow Amount or this Agreement, Escrow Agent shall not be required to determine the same and shall not make any delivery of the Escrow Amount or any portion thereof but shall retain it until the rights of the parties to the dispute shall have finally been determined by written agreement among the parties in dispute or by final order of an arbitration panel. Escrow Agent shall deliver the Escrow Amount or any portion thereof within five (5) business days after Escrow Agent has received written notice of any such agreement or final order (accompanied by an affidavit that the time for appeal has expired without an appeal having been made). Escrow Agent shall be entitled to assume that no such controversy has arisen unless it has received a written notice that such a controversy has arisen which refers specifically to this Agreement and identifies by name and address the adverse claimants in the controversy; provided, however, that
                                                        --------  -------
              Escrow Agent shall not be bound by any such notice unless it is received before Escrow Agent delivers the Escrow Amount or any portion thereof or takes any action that, but for the notice referred to in this sentence, is permitted hereunder. If a controversy of the type referred to in this paragraph arises, Escrow Agent may, in its sole discretion (but shall not be obligated to), commence interpleader or similar actions or proceedings for determination of the controversy.

         5.   Successor Escrow Agent.
              ----------------------

         (a) Escrow Agent (and any successor Escrow Agent) may at any time resign by delivering written notice to Seller and Buyer. Escrow Agent shall deliver the Escrow Amount to any successor Escrow Agent jointly designated in writing by Seller and Buyer, whereupon Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement. The resignation of Escrow Agent shall take effect on the earlier of the appointment of a successor escrow agent or the day which is thirty (30) days after the date of delivery of Escrow Agent's written notice of resignation to the other parties hereto. In the event that a successor Escrow Agent has not been appointed at the expiration of such thirty (30) day period, Escrow Agent's sole responsibility hereunder shall be the safekeeping of the Escrow Amount and to pay such Escrow Amount as may be specified in a written agreement signed by all the other parties to this Agreement or as any court of competent jurisdiction may order.

         (b) If Escrow Agent receives a written notice from Seller and Buyer stating that they have selected another escrow agent, any portion of the Escrow Amount invested by Escrow Agent shall be promptly liquidate, and Escrow Agent shall deliver the Escrow Amount to the successor Escrow Agent named in the aforesaid notice within ten
              (10) days.

         6.   Miscellaneous.
              -------------

         (a) This Agreement may be signed in counterpart originals, which collectively shall have the same legal effect as if all signatures had appeared on the same physical document.

         (b) This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. No persons other than the parties hereto shall have any rights under or by reason of this Agreement.

         (c) All notices, elections and other communications permitted or required under this Agreement shall be in writing and shall be deemed effectively given or delivered twenty-four (24) hours after delivery to a courier service which provides overnight receipted delivery addressed as follows (or at such other address for a party as shall be specified by like notice):

                           If to Seller(s):

                                    Ronald E. Miller
                                    807 Tahoe Blvd.
                                    Incline Village, NV 89451
                                    Telephone 775-831-9577

                           If to Buyer:

                                    Internet Ventures, Inc.
                                    1611 Catalina Avenue, Suite 320
                                    Redondo Beach, California 90277
                                    Attn.: President

                           with a copy, which shall not constitute notice, to:

                                    Christopher Matern
                                    2131 N. Larabee, Suite 6103
                                    Chicago, IL  60614
                                    Telephone:  (773) 281-7988

                           If to Escrow Agent:





              (d) The headings contained in this Agreement are inserted for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

              (e) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

              (f) No amendment or waiver or any provision of this Agreement shall be effective unless in writing and signed by each of the parties hereto, and any waiver shall be effective only in the instance and for the purpose for which given.

              (g) This Agreement shall be governed by and construed in
                  accordance with the laws of the State of California, without regard to principles of conflicts of law.

              (h) This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first above written.


INTERNET VENTURES, INC.



By:______________________________




Ronald E. Miller - Both Personally and
On Behalf of TOMATO WEB ONLINE


{ESCROW AGENT HERE}


By: _____________________________

                                 Schedule 4.e
                            INTERNET VENTURES, INC.

                                PROMISSORY NOTE
                              SEPTEMBER 15, 2000


$50,000                                                  Redondo Beach CA
                                                         Date September 15, 1999


         FOR VALUE RECEIVED, Internet Ventures, Inc., a California corporation, (the "Company" or "IVI"), promises to pay to Ronald E. Miller ("Holder"), the sum of Fifty Thousand Dollars ($50,000), in lawful money of the United States of America. Such payments shall be amortized on a twelve (12) month schedule, each monthly payment including principle with interest from the date hereof at the rate of twelve percent (12%) per annum (computed on the basis of a year of twelve 30 day months), payable (in arrears) on the last day of each calendar month, commencing on the first such date after the date hereof. The Company can prepay this note in full at any time prior to maturity upon thirty (30) days written notice to the Holder.

In the event that the Company fails to make its monthly payment on the due date, Holder shall notify the Company, in writing delivered to the Company by overnight courier, of the potential default. Holder shall, however, afford the Company a thirty (30) day curative period, calculated from the delivery date of Holder, in which to tender such outstanding payment. If the Company the fails to tender payment during the allotted curative period, the Company shall be deemed in default (the "Default").

In the event of Default by the Company, Holder may re-possess the Assets of TOMATO WEB ONLINE as its sole remedy against the Company.

This note is made and delivered in the State of California and shall be construed and enforced in accordance with and governed by the laws of the State of California.

         IN WITNESS WHEREOF, the Company has caused this note to be duly executed by its President and its corporate seal to be affixed hereto:


(Corporate Seal)                            Internet Ventures, Inc.


                                           By:   /s/ Donald A Janke
                                                 ---------------------------
                                                  Donald A Janke, President

                                 Schedule 5.b
                                 Bill of Sale

         Pursuant to the terms and conditions of that certain Asset Purchase Agreement dated as of September 15, 1999 (the "Agreement") by and between Ronald
                                --
Miller ("Seller") and Internet Ventures, Inc. a California corporation ("Buyer"). Seller, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby grant, sell and deliver unto Buyer the Assets, defined below, and Seller does hereby assign, transfer and convey to Buyer all of its right, title in interest to the purchased Assets as defined in the Agreement including without limitation:

Those assets detailed in attached Schedule A and all documents and records relating to the foregoing Assets.

Seller warrants that it has, and is transferring to Buyer hereby, good and marketable title to all of the foregoing Assets and rights, free and clear of all security interests, liens, pledges, encumbrances and claims, subject to and in accordance with this Agreement.

IN WITNESS HEREOF, Ronald Miller has caused this assignment and Bill of Sale to be executed as of this 15th day of September, 1999.
                       ----

/s/ Ronald E. Miller
----------------------
Ronald E. Miller
Both Personally and on Behalf of Tomato Web Online

                              Schedule 6.g
                              Broker Participation

Seller engaged BIZ-NET Brokers, Inc. to represent them in the sale of Tomato Web Online. Seller entered into an Agreement to pay BIZ-NET Brokers, Inc. a success fee on March 17, 1999.

Seller has engaged no other brokers in this transaction.

                                  Schedule 21
                             Consulting Agreement


THIS AGREEMENT is made as of this 15/th/ day of September, 1999 by and between
                                  -----
Internet Ventures, Inc., ("Company") and Brandon Miller ("Consultant") as follows:


1. Consultancy. Company hereby engages Consultant and Consultant accepts this Agreement to render his services to Company in accordance with the directions of the Company's Chief Operations Officer, Reed Olsen, or in such other capacity or capacities as may be mutually agreed upon from time to time.

     a. During the term of this Agreement, Consultant shall not engage in or participate in the operations or management of, or render any services to, any other business, enterprise or individual, directly or indirectly which competes with the Company. Consultant agrees to devote no less than One Hundred (100) hours during the first 30 days following closing, the Forty (40) hours during the 31/st/ through 60/th/ day following closing, then Twenty (20) hours during the 61/st/ through 90/th/ day following closing, to his duties with the Company.

     b. Consultant shall not be required by the Company to relocate to a new place of residence. Consultant may, however, be asked by the Company to travel in furtherance of the Company's business from time to time. Such requests by the Company shall be made in advance and shall be of a reasonable nature.

2. Term. The term of Consultant's employment hereunder shall be for a term Ninety (90) days commencing September 15, 1999 and ending December 15, 1999.
                                      --                           --

3.   Compensation.

     a. Fees: Company shall pay Consultant a fixed hourly fee of Thirty Five ($35.00) dollars per hour. The fixed hourly fee shall be payable the fifteenth day of each subsequent month following Consultant's services. Notwithstanding the foregoing, the Company's obligation to pay Consultant any fees hereunder will cease in the event this Agreement is terminated for "cause" as defined below. The term "cause" shall mean any material breach of this Agreement, dishonesty, use or possession of illegal drugs during working hours, unethical business conduct, repeated negligence in the performance of duties, material failure to comply with any Company policy, procedure, rule or regulation or any conduct materially inconsistent with the best interests of the Company.

4. Death or Disability. Should the Consultant die during the term of this Agreement, then this Agreement will terminate upon the date of death, and the Company shall not be liable for any death benefits or other continuing benefits to the Consultant's estate, heirs, or executors, other than the balance, if any, of salary accrued and unpaid as of the date of death.

If during the term of this agreement, Consultant should either (i) suffer a disability which in fact prevents Consultant from performing his duties for a period of one (1) month, or (ii) suffer a disability the nature of which is such that the Consultant will be unable to perform his duties for a period of one (1) month, then the Company may terminate Consultant's services hereunder by written notice to the Consultant. The existence of Consultant's disability for the purposes of this Agreement shall be determined by a physician selected by the Company. The Company shall not be liable for any benefits or payments to the Consultant other than the balance, if any, of fees accrued and unpaid as of the date the Consultant becomes disabled.

5. Limitations on Consultant. Without in any way limiting or waiving any right or remedy accorded to the Company or any limitation placed upon Consultant by law, Consultant agrees that:

     a. During the term of this Agreement, Consultant shall not directly or indirectly, in any form or manner, participate in Internet access activities which are competitive with Ventures and its divisions, subsidiaries and affiliated companies or have a monetary interest in or invest capital in any operation that has an annual revenue of less than five hundred million dollars ($500,000,000.00) and which provides Internet access within a seventy five mile radius of any city in which Ventures owns and/or operates a business as of the closing date. Ventures will provide TWO with a list of all such Venture owned companies at closing. Notwithstanding the foregoing, Ventures is aware that Brandon Miller owns and manages a web based email company known as FlashMail.com.. Ventures agrees that the ownership and management of FlashMail.com by Brandon Miller is not a violation of this covenant provided that FlashMail.com does not directly or indirectly, in any form or manner, participate in Internet access activities which are competitive with Ventures and its divisions, subsidiaries and affiliated companies as described above.

     b. Consultant shall not at any time disclose to any person, firm, or corporation, except to officers and Consultants of the Company any trade secrets or information of a secret or confidential nature, including but not limited to matters of a business nature, such as information about costs, profits, markets, sales, customers, contracts, financial information, technical and production know-how, developments, inventions, processed or administrative procedures, concerning the business or affairs of Company, or any of its divisions, subsidiaries or affiliated companies which Consultant may have acquired in the course of or as incident to his employment hereunder.

6. Intellectual Property. Consultant agrees that any intellectual property including without limitation patents or patentable inventions, copyrights or copyrightable subject matter, trade secrets, technology or know how, designs protectable under any provision of United States or foreign law, or trademarks or service marks) created or developed by Consultant (whether in whole or in part) during the term of this Agreement with the Company, which was or shall have been designed for use by the Company, shall be the sole property of the Company. Consultant agrees to cooperate in good faith with the Company in securing, protecting, and defending any resulting patent, copyright, trademark, design, or trade secret rights whether in the United States or in any foreign country.

7. Documents, Computer Files, Data. Etc. Consultant agrees that any documents, computer files, or data embodied in any form created by Consultant in the course of his consultancy (and any identical or non-identical copies thereof) shall be and remain the sole property of the Company. Consultant shall follow any rules or regulations established in good faith by the Company to protect the secrecy or integrity of such documents, computer files, or data. Consultant shall surrender all such documents, computer files, or data to the Company on the termination of this Agreement for any reason.

8. Notices. Any notice, consent or other communication under this Agreement shall be in writing and shall be considered given when mailed, by registered or certified mail, to the parties at the following addresses (or at such other address as a party may specify by notice in accordance with the provisions hereof to the other):

If to Consultant, to his address at:

           Brandon E. Miller
           1008 10th Street Suite 316
           Sacramento, CA 95814
           Telephone 916-718-9029

If to the Company, to its address at:

           Internet Ventures, Inc.
           1611 Catalina Avenue, Suite 320
           Redondo Beach, CA  90277
           Attn:  Donald A. Janke

9. Complete Agreement. Modification and Termination. This Agreement contains a complete statement of all the arrangements between the parties with respect to Consultant's services provided to the Company. It supersedes all existing agreements between them concerning Consultant's services. Subsequent modifications must be in writing and signed by both parties.

10. Severability Provisions. If any provision of this Agreement is declared invalid, illegal or incapable of being enforced then the remaining provisions of this Agreement shall nevertheless continue in full force and effect and no provisions shall be deemed dependent upon any other provision unless expressed herein.

11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of California applicable to agreements entered into and performed entirely within the State of California.

12. Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

13. Headings. The headings in this Agreement are solely for reference and the convenience of the parties and shall not effect its interpretation.

14. Arbitration. All claims and disputes and other matters in question between the parties hereto, arising out of or relating to this Agreement shall be resolved exclusively through binding arbitration conducted under the Commercial Arbitration Rules of the American Arbitration Association then in force and effect. The seat of such arbitration shall be Los Angeles, California. This agreement to arbitrate shall be enforceable under the prevailing law. The award rendered by the arbitrator(s) shall be final and binding, and judgment may be entered in any court having jurisdiction thereof.

     Notice of the demand for arbitration shall be given by the aggrieved party to the other party to this Agreement and a copy thereof shall be filed with the American Arbitration Association. The demand for arbitration shall be made within thirty (30) days after the claim, dispute or other matter has arisen.

     In the event a dispute is submitted to arbitration arising from this Agreement, the arbitrator(s) shall award costs and reasonable attorney's fees to the prevailing party.




                                                    Date:  September 15, 1999
Consultant:
            -------------------
            Brandon Miller

                                                    Date:  September 15, 1999
Company:
           --------------------
           Donald A. Janke. President

                                FIRST AMENDMENT
                                      TO
                           ASSET PURCHASE AGREEMENT

THIS FIRST AMENDMENT, (the "1/st/ Amendment") to the Asset Purchase Agreement, dated September 15, 1999 (the "Agreement") shall amend Paragraph 4 as follows:

4.   Consideration. As total consideration for the sale, transfer, conveyance,
     -------------
assignment, and delivery to Ventures of the Assets, the Goodwill and the agreement of the Seller not to compete with Ventures, or any of its subsidiaries, as set forth in the Non-Compete Agreement (attached hereto and incorporated herein as Schedule 4), Ventures shall issue payment in two stages, at Closing and on October 1, 1999, to Seller in the following manner;

                        (a) a cash payment, at Closing, in the amount of One Hundred and Sixty Thousand dollars ($160,000.00), which shall be paid to the Seller as indicated on
                               Schedule 4.b (attached hereto and incorporated herein); and

                        (b) a cash payment to BIZ-NET Brokers, Inc. on behalf of Seller in the amount of Thirty One Thousand Five Hundred Dollars ($31,500.00) for payment of broker commissions, as detailed in Schedule 4.b (attached hereto and incorporated herein); and

                        (c) The parties have agreed to set aside, on October 1, 1999, into an escrow account, the cash sum of Twenty Five Thousand Dollars ($25,000.00). Such escrowed amount shall be released by Buyer, and paid to Seller upon the six (6) month anniversary from the Closing Date of this Agreement (the "Anniversary"). See Escrow Agreement attached hereto and incorporated herein as Schedule 4.c.

                        (d) Assumption of three (3) equipment leases to total no more than Twenty Five Thousand dollars ($25,000.00) as referenced in Paragraph 3 above.

                        (e) A promissory note in the amount of fifty thousand ($50,000) dollars attached hereto and incorporated herein as Schedule 4.e (the "Note").

                        (f) A promissory note in the amount of fifty eight thousand ($58,000) dollars, attached hereto and incorporated herein as Schedule 4.f, which shall be made payable pursuant to its terms and conditions on October 1, 1999.

                        (g) A stock option incentive, attached hereto and incorporated herein as Schedule 4.g, to Brandon Miller for options to acquire two thousand shares of Internet Ventures, Inc., pursuant to the terms and conditions as set forth in the Incentive Stock Option Agreement.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                         [signatures on the next page]

Internet Ventures, Inc.

By:  /s/ Donald A. Janke
     -------------------------------------------------

Title:  President
        ----------------------------------------------

Seller:

By: /s/ /Ronald E. Miller
    --------------------------------------------------
        Ronald E. Miller-Both Personally and on Behalf
                             of Tomato Web Online